UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(A) Of The
Securities Exchange Act Of 1934

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☐	Soliciting Materials Pursuant to §240.14a-12

CASCADE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or about May 24, 2011, Cascade Financial Corporation published the following advertisement in the Everett Herald and the Seattle Times, and mailed the following flyer to its shareholders who have not voted their shares.

YOUR FELLOW SHAREHOLDERS ARE COUNTING ON YOU Frank M. McCord, former Cascade Financial CEO and long time shareholder *Institutional Shareholder Services, Inc. (ISS) and Glass Lewis & Co. A special meeting to vote on the merger will be held at 3:00 P.M. PDT, May 31, 2011. The proxy statement filed by Cascade Financial with the Securities and Exchange Commission ("SEC"), may be obtained free of charge at the SEC‘s website at http://www.sec.gov or at Cascade Financial‘s website at http://www.cascadebank.com under the tab "Shareholder Information". I’M A CASCADE FINANCIAL SHAREHOLDER AND YOU CAN COUNT ON ME If you’re a Cascade Financial shareholder, you’re probably aware that Cascade has agreed to merge with Opus Bank. As the former Chairman and CEO of Cascade, I’m proud to let you know that I voted for the merger. There is no question that this merger is an important and positive development that will help ensure Cascade delivers the maximum value possible to shareholders and continues to serve our customers at the high standards we have set. In fact, this merger has been unanimously approved by the board of directors and recommended by highly respected independent analysts.* Two-thirds of Cascade’s outstanding shares must be voted in favor for the merger to take effect. THE DEADLINE TO VOTE BY INTERNET OR PHONE IS MAY 30, 2011. IF THE MERGER IS NOT APPROVED, SHAREHOLDERS RISK RECEIVING NOTHING FOR THEIR SHARES. No matter how many or how few shares you own, your attention to this matter is important, and I thank you for it. Very truly yours, Frank M. McCord If you do not have your proxy materials or have questions: Please call Cascade Bank at 800-326-8787 or Advantage Proxy at 877-870-8565. If you hold your shares through a brokerage firm: Please go to www.proxyvote.com today to vote. If your shares are registered with BNY Mellon Shareowner Services: Please go to www.proxyvoting.com/casb today to vote.

*Institutional Shareholder Services, Inc. (ISS) and Glass Lewis & Co. A special meeting to vote on the merger will be held at 3:00 P.M. PDT, May 31, 2011. The proxy statement filed by Cascade Financial with the Securities and Exchange Commission (“SEC”), may be obtained free of charge at the SEC’s website at http://www.sec.gov or at Cascade Financial’s website at http://www.cascadebank.com under the tab “Shareholder Information”. Frank M. McCord, former Cascade Financial CEO and long time shareholder I’M A CASCADE FINANCIAL SHAREHOLDER AND YOU CAN COUNT ON ME If you’re a Cascade Financial shareholder, you’re probably aware that Cascade has agreed to merge with Opus Bank. As the former Chairman and CEO of Cascade, I’m proud to let you know that I voted for the merger. There is no question that this merger is an important and positive development that will help ensure Cascade delivers the maximum value possible to shareholders and continues to serve our customers at the high standards we have set. In fact, this merger has been unanimously approved by the board of directors and recommended by highly respected independent analysts.* Two-thirds of Cascade’s outstanding shares must be voted in favor for the merger to take effect. THE DEADLINE TO VOTE BY INTERNET OR PHONE IS MAY 30, 2011. IF THE MERGER IS NOT APPROVED, SHAREHOLDERS RISK RECEIVING NOTHING FOR THEIR SHARES. No matter how many or how few shares you own, your attention to this matter is important, and I thank you for it. Very truly yours, Frank M. McCord If you do not have your proxy materials or have questions: Please call Cascade Bank at 800-326-8787 or Advantage Proxy at 877-870-8565. If you hold your shares through a brokerage firm: Please go to www.proxyvote.com today to vote. If your shares are registered with BNY Mellon Shareowner Services: Please go to www.proxyvoting.com/casb today to vote. YOUR FELLOW SHAREHOLDERS ARE COUNTING ON YOU